UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

Phoenix Rising Companies
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55319

(Commission File Number)

46-1993448

(IRS Employer Identification No.)

Level 11, Tower 4, Puchong Financial

Corporate Centre (PFCC)

Jalan Puteri 1/2, Bandar Puteri, 47100 Puchong 47100

Malaysia

(Address of principal executive offices)(Zip Code)

+60 3 8600-0313

Registrant’s telephone number, including area code

__________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01 Changes in Registrant’s Certifying Accountant

On April 29, 2021, Phoenix Rising Companies, a Nevada corporation (the “Company”), filed a Current Report on Form 8-K disclosing, among other things, that the Company had received notice from KCCW Accountancy Group (“KCCW Accountancy”), that KCCW Accountancy had resigned as the independent registered public accounting firm of the Company.

On May 3, 2021, the Board of Directors of the Company resolved to engage the independent registered public accounting firm of J&S Associate, as the Company’s new independent registered public accountants.

During the two most recent fiscal years and the interim period preceding the engagement of J&S Associate, the Company has not consulted with J&S Associate regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by J&S Associate or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv), or a reportable event as described in paragraph 304(a)(1)(v), of Regulation S-K. The Company did not have any disagreements with KCCW Accountancy and therefore did not discuss any past disagreements with J&S Associate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Rising Companies

Date: May 6, 2021	By:	/s/ Ding-Shin “DS” Chang
	Name:	Ding-Shin “DS” Chang
	Title:	President and Chief Executive Officer (principal executive officer, principal financial officer and principal accounting officer)

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